UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2011 (June 21, 2011)

CHINA INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

China Information Technology, Inc. (the "Company") held its 2011 Annual Shareholders’ Meeting (the "Annual Meeting") on Tuesday, June 21, 2011. Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on April 29, 2011 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement").

The Company's shareholders considered four proposals, each of which is described in the Proxy Statement. A total of 29,736,291 shares were represented in person or by proxy, or 57% of the total shares outstanding. The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 – Re-Election of Directors

Shareholders re-elected Jiang Huai Lin, Yun Sen Huang, Qiang Lin, Zhiqiang Zhao and Remington Hu as Directors as follows:

Director	For	Abstain
Jiang Huai Lin	29,656,753	79,538
Yun Sen Huang	29,660,543	77,689
Qiang Lin	29,628,394	107,897
Zhiqiang Zhao	29,658,602	75,748
Remington Hu	29,659,370	76,921

Proposal 2 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Shareholders ratified the appointment of BDO Limited as the Company's independent public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain
29,663,330	45,311	27,649

Proposal 3 – Advisory Vote on Executive Compensation

Shareholders approved the executive compensation.

For	Against	Abstain
29,638,531	58,261	39,499

Proposal 4 – Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

Shareholders approved having an advisory vote every year on executive compensation.

Every year	Every two years	Every three years	Abstain
28,556,144	92,620	1,062,467	25,060

There were no broker non-votes for any of the proposals submitted for shareholder vote at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION TECHNOLOGY, INC.

Dated: June 27, 2011	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer